Exhibit 5.1

[LETTERHEAD OF COMCAST CORPORATION]

June 18, 2015

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

Comcast Corporation, a Pennsylvania corporation (the “Company”), filed with the Securities and Exchange Commission on June 18, 2015, a prospectus supplement to the prospectus contained in its Registration Statement on Form S-3 (the “Registration Statement”) (File No. 333-191239) for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale from time to time by certain of its selling shareholders of up to 2,655,008 shares of Comcast’s Class A common stock, par value $0.01 per share (the “Shares”).

As the Executive Vice President, General Counsel and Secretary of the Company, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In my examination of such documents and certificates and other documents, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of representatives of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such documents.

Based upon the foregoing, I advise you that, in my opinion, the Shares are validly issued, fully paid and non-assessable.

2

I am a member of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania.

I hereby consent to the filing of this opinion as an exhibit to the report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement referred to above. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arthur R. Block
Arthur R. Block